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                                                                     EXHIBIT 5.1



                                                    HUNTON & WILLIAMS LLP
                                                    RIVERFRONT PLAZA, EAST TOWER
                                                    951 EAST BYRD STREET
                                                    RICHMOND, VIRGINIA
                                                    23219-4074

                                                    TEL   804 - 788 - 8200
                                                    FAX   804 - 788 - 8218




                                                    FILE NO: 64065.000002

July 16, 2004

VIA OVERNIGHT DELIVERY

Board of Directors
New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York 10019

                       REGISTRATION STATEMENT ON FORM S-8
       RELATING TO NEW YORK MORTGAGE TRUST, INC. 2004 STOCK INCENTIVE PLAN

Gentlemen:

      We have acted as counsel for New York Mortgage Trust, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about July 16, 2004 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 412,125 shares of the Company's common stock, $0.01 par value per share (the "Restricted Shares"), issued pursuant to the New York Mortgage Trust, Inc. 2004 Stock Incentive Plan (the "Plan"), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

      In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

      Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

      2. The issuance of the Restricted Shares has been duly authorized by the Company and the Restricted Shares have been legally issued and are fully paid and nonassessable.
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Board of Directors
New York Mortgage Trust, Inc.
July 16, 2004
Page 2




      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                          Very truly yours,

                                          /s/ Hunton & Williams LLP








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